UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 972-1100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2010, Select Medical Corporation, a Delaware corporation (“Select”), amended the employment agreement of each of Rocco A. Ortenzio, Robert A. Ortenzio and Patricia A. Rice (each, an “Amendment,” and collectively, the “Amendments”).

The Amendments were generally made to reflect recent guidance issued under the Internal Revenue Code. The Amendments include (i) providing that any severance benefits owed to the executives as the result of a termination of employment within one year after a change in control (as defined in each executive’s employment agreement) will be paid in equal installments over the remainder of the then current employment term rather than in a lump sum and (ii) specifying the period of time during which the executives must execute a release of claims in order to receive severance benefits. The Amendments also provide for the payment of a pro-rata bonus in the event of certain terminations of employment within one year after a change in control (such benefit is already provided in the case of certain pre-change in control terminations of employment, as well as certain terminations of employment that occur more than one year after a change in control). In addition, Ms. Rice’s Amendment clarifies that the definition of “good reason” contained in her employment agreement means, generally: (i) the assignment to Ms. Rice of any duties inconsistent in any material respect with her position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities; (ii) any failure by Select to comply with any of the provisions of Article 3 of Ms. Rice’s employment agreement; (iii) Select’s failure to comply with the provisions of Ms. Rice’s employment agreement permitting her to perform work at her home offices; or (iv) any failure by Select to comply with and satisfy Section 7.01 of Ms. Rice’s employment agreement, other than, with respect to clauses (i) and (ii), an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied within 15 days after receipt of notice by Ms. Rice. In all other material respects, the employment agreements for Messrs. Rocco and Robert Ortenzio and Ms. Rice remain in full force and effect.

The above is a brief summary of the Amendments and does not purport to be complete.  A copy of the Amendment to Rocco A. Ortenzio’s employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Amendment to Robert A. Ortenzio’s employment agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. A copy of the Amendment to Patricia A. Rice’s employment agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K. The content of each such Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment Number 7 to Employment Agreement, by and between Select and Rocco A. Ortenzio, dated November 10, 2010.

10.2	Amendment Number 7 to Employment Agreement, by and between Select and Robert A. Ortenzio, dated November 10, 2010.

10.3	Amendment Number 8 to Employment Agreement, by and between Select and Patricia A. Rice, dated November 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Dated: November 15, 2010	By:	/s/ Michael E. Tarvin

	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment Number 7 to Employment Agreement, by and between Select and Rocco A. Ortenzio, dated November 10, 2010.

10.2	Amendment Number 7 to Employment Agreement, by and between Select and Robert A. Ortenzio, dated November 10, 2010.

10.3	Amendment Number 8 to Employment Agreement, by and between Select and Patricia A. Rice, dated November 10, 2010.